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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-12

BRANDYWINE REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Shares of Beneficial Interest

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:
Brandywine Realty Trust

(4)	Date Filed:
April 1, 2003

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BRANDYWINE REALTY TRUST
401 Plymouth Road
Plymouth Meeting, PA 19462
(610) 325-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2003

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Brandywine Realty Trust, a Maryland real estate investment trust, to be held at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania on Monday, May 5, 2003, at 10:00 a.m., local time, to consider and take action on:

1.      the election of six Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the company’s preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify; and

2.      any other matters that properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Trustees has fixed the close of business on March 28, 2003 as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting and any postponement or adjournment of the meeting.

Sincerely,

Brad A. Molotsky, Secretary

April 4, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

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BRANDYWINE REALTY TRUST
401 Plymouth Road
Plymouth Meeting, PA 19462
(610) 325-5600

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held on May 5, 2003

Introduction

The enclosed proxy is solicited by and on behalf of the Board of Trustees of Brandywine Realty Trust (the “Company”) for use at the annual meeting of shareholders to be held on Monday, May 5, 2003 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the “Meeting”). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 4, 2003.

At the Meeting, the shareholders will be asked to consider and take action on:

1.      the election of six Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the Company’s preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify; and

2.      any other matters that may properly come before the Meeting or any postponement or adjournment of the Meeting.

The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than the election of Trustees. If any other matter should be presented at the Meeting for action by the shareholders, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

The delivery of this Proxy Statement shall not create any implication that the information contained herein is correct after the date hereof, April 4, 2003.

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VOTING

How You Can Vote

You may attend the Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•
Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Meeting.

•
Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•
Voting by Internet. You may also vote through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•
Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Meeting to:

Brandywine Realty Trust 401 Plymouth Road Plymouth Meeting, Pennsylvania 19462 Attention: Brad A. Molotsky, Secretary

•
Attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

Record Date, Quorum and Vote Required

The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is the close of business on March 28, 2003. The presence, in person or by proxy, of holders of the Company’s Common Shares (“Common Shares”) and the Company’s 8.75% Series B Senior Cumulative Convertible Preferred Shares

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(the “Series B Preferred Shares”) representing a majority of all votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. As of the Record Date, 35,679,948 Common Shares were issued and outstanding and 4,375,000 Series B Preferred Shares were issued and outstanding. Each Common Share and Series B Preferred Share is entitled to one vote on each matter to be voted on at the Meeting, and all such shares will vote as a single class on matters presented at the Meeting. Shareholders have no cumulative voting rights. As used below, the term “Shares” means, collectively, the Common Shares and Series B Preferred Shares.

Subject to the presence of a quorum, election of a Trustee nominated for election at the Meeting requires a plurality of all votes cast on the matter. Shares represented by Proxies marked “For” will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Shares represented by Proxies marked “Abstain” or withholding authority to vote will not be counted in favor of any nominee. Because Trustees elected by shareholders are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES.

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ELECTION OF TRUSTEES

The Board of Trustees has nominated the following individuals for election as Trustees at the Meeting: Anthony A. Nichols, Sr., Gerard H. Sweeney, Donald E. Axinn, Walter D’Alessio, Robert C. Larson and Charles P. Pizzi. If elected, these individuals will serve as Trustees, together with D. Pike Aloian, who is separately elected as a Trustee by the holder of the Series B Preferred Shares. The Trustees have no reason to believe that any of the foregoing nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

Each individual elected as a Trustee at the Meeting will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS TRUSTEES.

Trustees of the Company

The following table sets forth information with respect to the Trustees nominated for election at the Meeting and with respect to Mr. Aloian, a Trustee separately elected by the holders of a class of the Company’s preferred shares.

Name	Age	Position

Anthony A. Nichols, Sr.	63	Chairman of the Board and Trustee
Gerard H. Sweeney	46	President, Chief Executive Officer and Trustee
D. Pike Aloian	48	Trustee
Donald E. Axinn	73	Trustee
Walter D’Alessio	69	Trustee
Robert C. Larson	68	Trustee
Charles P. Pizzi	52	Trustee

The following are biographical summaries of the Trustees identified above:

Anthony A. Nichols, Sr., Chairman of the Board and Trustee. Mr. Nichols was elected Chairman of the Board on August 22, 1996. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors (the advisor to P.N.B. Mortgage and Realty Trust). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts (“NAREIT”), a member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association. Mr. Nichols also serves on the Executive Committee of the Greater Philadelphia Chamber of Commerce. He is a trustee and member of the Development Committee of Saint Joseph’s University Board of Directors. He is a member of the Advisory Board for the Marine Corps Scholarship Fund. His memberships include the National Association of Industrial and Office Parks (“NAIOP”), the Philadelphia Board of Realtors and the Urban Land Institute (“ULI”). Mr. Nichols is the father of Anthony A. Nichols, Jr., the Company’s Senior Vice President – Leasing.

Gerard H. Sweeney, President, Chief Executive Officer and Trustee. Mr. Sweeney has served as President and Chief Executive Officer of the Company since August 8, 1994 and as President since November 9, 1988. He was elected a Trustee on February 9, 1994. Mr. Sweeney has overseen the growth of the Company from four

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properties and a total market capitalization of $10 million to over 230 properties and a total market capitalization of $2.0 billion. Prior to August 1994, in addition to serving as President of the Company, Mr. Sweeney also served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney is a member of NAREIT and the ULI. Mr. Sweeney is also a board member of U.S. RealTel, Inc., the Pennsylvania Academy of the Fine Arts and Independence Seaport Museum and Chairman of the Schuylkill River Development Corporation.

D. Pike Aloian, Trustee. Mr. Aloian was first elected a Trustee on April 19, 1999. Mr. Aloian joined Rothschild, Inc. in 1988 and is responsible for the origination, economic analysis, closing and on-going review of Rothschild’s real estate investments. Between 1980 and 1988, Mr. Aloian was a Vice President at The Harlan Company, where he was responsible for property acquisition, development and financing. Mr. Aloian is a Director of EastGroup Properties, Koger Equity, Inc., Merritt Properties and Advance Realty Group. He is an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an M.B.A. from Columbia University in 1980. Mr. Aloian was initially elected to the Board of Trustees in April 1999 in connection with the Company’s issuance of its Series B Preferred Shares to Five Arrows Realty Securities III L.L.C. (“Five Arrows”). Holders of Series B Preferred Shares have the right to elect a Trustee to the Board for so long as Five Arrows or its affiliates own at least fifty percent of the outstanding Series B Preferred Shares.

Donald Everett Axinn, Trustee. Mr. Axinn was first elected a Trustee on October 6, 1998. Mr. Axinn is the founder and chairman of the Donald E. Axinn Companies, an investment firm and developer of office and industrial parks throughout the New York metropolitan area. He has published two novels and seven books of poetry, has served on the board of The American Academy of Poets, the advisory board for the Poet Laureate Robert Pinsky, and was recently Chairman of The Nature Conservancy, Long Island Chapter. A graduate of Middlebury College and holder of a master’s degree in Humanities, he has also been awarded four honorary doctorates. Mr. Axinn has also served as an Associate Dean of Arts and Sciences at Hofstra University. In 1983, he co-founded the Interfaith Nutrition Network, which provides shelters and kitchens for the homeless and hungry on Long Island.

Walter D’Alessio, Trustee. Mr. D’Alessio was first elected a Trustee on August 22, 1996. He has served as Chairman and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania since 1982. Previously, Mr. D’Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of Exelon, Independence Blue Cross, Legg Mason Wood Walker, Inc., Point Five Technologies, Inc. and the Greater Philadelphia Chamber of Commerce.

Robert C. Larson, Trustee. Mr. Larson was first elected a Trustee on December 2, 1999. Mr. Larson is a Managing Director of Lazard Frères & Co. LLC (“Lazard”) and Chairman and Managing Principal of Lazard Frères Real Estate Investors L.L.C. (“LFREI”), the group responsible for Lazard’s principal investing activities in real estate. He also is the Chairman of Larson Realty Group, a privately owned, Detroit based company engaged in real estate investment, development, management, leasing and consulting. Mr. Larson joined The Taubman Company as Senior Vice President in 1974, was elected President and Chief Operating Officer in 1978, Chief Executive Officer in 1988 and Vice Chairman of Taubman Centers, Inc. and Chairman of the Taubman Realty Group in 1990. He retired from active management responsibilities at Taubman in December 1998 and as Vice Chairman and Director in May 2000. Taubman is a publicly traded real estate investment trust specializing in the development, management and ownership of regional retail centers. Mr. Larson serves as a Director of Six Continents PLC, the London based group whose businesses include international hotels and managed restaurants, pubs and bars. He is also Chairman of United Dominion Realty Trust, Inc., one of the country’s largest multi-family real estate companies. In addition, he represents Funds managed by LFREI as a director of Destination Europe Limited, Commonwealth Atlantic Properties, Inc., ARV Assisted Living, Inc. and as a member of the Partnership Committee of DP Operating Partnership, L.P. Mr. Larson is chairman of the ULI Foundation; a trustee of the ULI; chairman emeritus of the Advisory Board of the Wharton Real Estate Center at the University of Pennsylvania; and a member of The Real Estate Roundtable. Mr. Larson was initially elected to the Board of Trustees in December 1999 as the

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designee of LF Strategic Realty Investors L.P. (“LFSRI”), a fund managed by LFREI and from whose affiliates the Company acquired a portfolio of properties in September 1998. LFSRI has a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee to be elected to the Board. Mr. Larson has agreed to resign from the Board upon LFSRI’s request.

Charles P. Pizzi, Trustee. Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi is the President and Chief Executive Officer of Tasty Baking Company, a position he assumed on October 7, 2002. Mr. Pizzi served as President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce from 1989 until October 7, 2002. Mr. Pizzi is a Director of Vestaur Securities, Inc. and serves on a variety of civic, educational, charitable, and other Boards of Directors, including Drexel University, Philadelphia Stock Exchange, Independence Blue Cross, the United Way of Southeastern Pennsylvania and Day & Zimmermann, Inc.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Corporate Governance, Compensation and Executive Committees.

Audit Committee. The Audit Committee currently consists of Messrs. D’Alessio, Pizzi and Axinn, each of whom is independent as the term independent is defined in the listing standards of the New York Stock Exchange. The Audit Committee assists the Board of Trustees in overseeing: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee’s charter was adopted by the full Board in December 1999 and amended in 2002. A copy of the charter, as amended, is attached to this Proxy Statement as Appendix A. The Audit Committee held eight meetings in 2002. In addition, the Audit Committee held two meetings in 2003 to discuss the 2002 audit with KPMG LLP, the Company’s independent public accountants.

Corporate Governance Committee. The Corporate Governance Committee currently consists of Messrs. Larson, Aloian and D’Alessio. The Corporate Governance Committee: (i) identifies individuals qualified to become Board members and recommends to the Board the trustee nominees for each annual meeting of shareholders; (ii) recommends to the Board any changes in the Company’s Corporate Governance Principles; (iii) leads the Board in its annual review of the Board’s performance, and makes recommendations to the Board regarding Board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iv) recommends to the Board trustee nominees for each Board committee; (v) reviews the Company’s efforts to promote diversity among trustees, officers, employees and contractors; and (vi) arranges for an orientation for all trustees. In making its recommendations as to nominees for election to the Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of the President and Chief Executive Officer, senior executives and shareholders. Shareholders desiring to recommend nominees should submit their recommendations in writing to Brad A. Molotsky, Secretary, Brandywine Realty Trust, 401 Plymouth Road, Plymouth Meeting, PA 19462. Recommendations should include pertinent information concerning the proposed nominee’s background and experience. Three meetings of the Corporate Governance Committee were held in 2002.

Compensation Committee. The Compensation Committee currently consists of Messrs. D’Alessio, Pizzi and Aloian. The Compensation Committee is authorized to determine compensation for the Company’s executives. Formal action on 2002 executive compensation was taken by the full Board (with interested members of the Board abstaining) upon the recommendation of the Compensation Committee. One meeting of the Compensation Committee was held in 2002 and one meeting was held in February 2003 to address 2002 executive compensation.

Executive Committee. The Executive Committee currently consists of Messrs. Nichols, Sweeney, Aloian, D’Alessio and Pizzi. The Executive Committee has been delegated all powers of the Board of Trustees except the power to: (i) declare dividends on shares of beneficial interest; (ii) issue shares of beneficial interest (other than as permitted by the By-Laws); (iii) recommend to shareholders any action that requires shareholder approval; (iv) amend the Bylaws of the Company; and (v) approve any merger or share exchange which does not require shareholder approval. Five meetings of the Executive Committee were held in 2002.

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Meetings of Trustees

The Trustees held six meetings in 2002. Each incumbent Trustee attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such Trustee served.

Compensation of Trustees

During 2002, the Company paid its Trustees who are not officers of the Company fees for their services as Trustees. These Trustees received an annual fee of $35,000; a fee of $1,000 for attendance at each meeting of the Board of Trustees; and $500 for participation in each meeting of a committee of the Board of Trustees. Non-employee Trustees may elect to receive up to all of their annual fee in Common Shares. Trustees who are employees of the Company receive no separate compensation for services as a Trustee or committee member.

Corporate Governance

Consistent with its ongoing commitment to corporate governance, the Board, upon the recommendation of the Corporate Governance Committee, took the following actions during 2002:

•
Corporate Governance Principles: Adopted Corporate Governance Principles. The Corporate Governance Principles reflect the Board’s commitment to shareholder interests and address a variety of matters, such as: (i) Board and Board committee responsibilities; (ii) size, composition and operations of the Board and Board committees; (iii) Trustee independence; (iv) qualifications for election to the Board; (v) evaluation of Trustees; and (vi) share ownership requirements for Company executives.

•
Trustee Independence: Confirmed the independence of each of the non-employee Trustees. In undertaking its annual review of Trustee independence, the Board considered transactions and relationships during the current and prior year between each Trustee and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” below. As a result of its review, the Board affirmatively determined that all non-employee Trustees are independent of the Company and its management under the standards set forth in the Corporate Governance Principles and that the Audit Committee, Corporate Governance Committee and Compensation Committee are comprised exclusively of independent Trustees.

•
Lead Independent Trustee: Appointed Mr. D’Alessio as the lead independent Trustee, with responsibility to preside at executive sessions of non-management Trustees. Shareholders and other parties interested in communicating directly with the lead Trustee or with the non-management Trustees as a group may do so by writing to Lead Trustee, Brandywine Realty Trust, 401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462.

•
Share Ownership Requirements: Adopted minimum share ownership requirements for Company executives. Officers are required to own, within five years of their election as an officer but no earlier than May 2007, Common Shares having a market value at least equal to the following multiples of their base salary: (i) six times for the President and Chief Executive Officer; (ii) four times for Senior Vice Presidents; and (iii) three times for Vice Presidents and other officers.

•
Code of Conduct: Adopted a Code of Business Conduct and Ethics applicable to Company executives, employees and Trustees. The Code of Business Conduct and Ethics reflects and reinforces the Company’s commitment to integrity in the conduct of its business. Any waiver of the Code for executive officers or Trustees may only be made by the Board or Audit Committee.

•	Audit Committee: Expanded the charter of the Audit Committee, as reflected in Exhibit A to this Proxy Statement.

•	Corporate Governance Committee: Vested exclusive authority in the Corporate Governance Committee to retain any search firm used to identify Trustee candidates.

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•	Compensation Committee: Vested exclusive authority in the Compensation Committee to engage compensation consultants.

•
Website Disclosures: Directed the posting on the Company’s website (www.brandywinerealty.com) of the charters of each of the Audit, Corporate Governance, Compensation and Executive Committees, the Corporate Governance Principles and the Code of Business Conduct and Ethics. A copy of each of these documents may also be obtained upon request from the Company’s Secretary.

In furtherance of its commitment to full and transparent disclosure of the Company’s financial position and operating results, management has formed a “disclosure committee.” This committee, which is comprised of Company executives with extensive knowledge of all aspects of the Company, meets regularly to ensure the quality and timeliness of the Company’s public disclosures.

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EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of the executive officers of the Company who are not Trustees:

Christopher P. Marr, Senior Vice President and Chief Financial Officer. Mr. Marr, age 38, joined the Company in August 2002. Prior to joining the Company, Mr. Marr was employed by Storage USA, Inc. from 1994 to 2002. In 1998 Mr. Marr became Chief Financial Officer at Storage USA, Inc. Prior to its acquisition in April 2002 by Security Capital Group, Inc., Storage USA was a publicly traded Real Estate Investment Trust with a total market capitalization of approximately $2.0 billion. From 1986 until 1994, Mr. Marr was employed by Coopers & Lybrand.

H. Jeffrey DeVuono, Senior Vice President – Leasing. Mr. DeVuono, age 37, became an officer of the Company on January 15, 1997. From January 1993 until that time, he was employed in several capacities by LCOR, Incorporated, a real estate development firm.

Anthony A. Nichols, Jr., Senior Vice President – Marketing & Development. Mr. Nichols, age 36, became an officer of the Company on August 22, 1996. Previously Mr. Nichols was employed at The Nichols Company, a private real estate development company, which he joined in 1989 as a marketing representative. In 1992, Mr. Nichols became an Assistant Vice President – Property Management of The Nichols Company and, in 1995, he became Vice President – Marketing. Mr. Nichols is a member of the National Board of Directors of NAIOP. Mr. Nichols is the son of Anthony A. Nichols, Sr., the Company’s Chairman of the Board.

Anthony S. Rimikis, Senior Vice President – Development & Construction. Mr. Rimikis, age 54, became an executive of the Company on October 13, 1997. From January 1994 until October 1997, Mr. Rimikis served as Vice President of Emmes Realty Services, Inc., a New York-based real estate services company, where he managed the company’s construction and development activities in New Jersey and Maryland. Prior to joining Emmes, he served as Vice President of Development for DKM Properties Corp. from 1988 to 1994.

George D. Sowa, Senior Vice President – Leasing. Mr. Sowa, age 43, became an officer of the Company on April 13, 1998. Prior to joining the Company, Mr. Sowa was employed by Keating Development Company, a real estate development firm, from 1997 to 1998 as a Development Manager. Mr. Sowa was also employed by LCOR, Inc. as Director of Development/Operations from 1989 to 1997.

Barbara L. Yamarick, Senior Vice President – Tenant Services & Administration. Ms. Yamarick, age 50, joined the Company on October 20, 1997. Prior to joining the Company she was a Regional Vice President of Premisys Real Estate Services, Inc., a subsidiary of Prudential Insurance Company, and has over 28 years of experience in property management.

Bradley W. Harris, Vice President and Chief Accounting Officer. Mr. Harris, age 43, became Vice President and Chief Accounting Officer of the Company on September 20, 1999. Mr. Harris was employed by Envirosource, Inc. from September 1996 to May 1999 as Controller. Prior to joining Envirosource, he was employed by Ernst & Young, LLP for over 15 years, most recently as a Senior Manager.

Brad A. Molotsky, General Counsel and Secretary. Mr. Molotsky, age 38, became General Counsel and Secretary of the Company in October 1997. Prior to joining the Company, Mr. Molotsky was an attorney at Pepper Hamilton LLP, Philadelphia, Pennsylvania.

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Cash and Non-Cash Compensation Paid to Executive Officers

The following table sets forth information concerning the compensation paid by the Company for the years ended December 31, 2002, 2001 and 2000: (i) to the Company’s President and Chief Executive Officer, (ii) to each of the four other most highly compensated executive officers in 2002 who were serving as executive officers at December 31, 2002 and (iii) to the Company’s Senior Vice President and Chief Financial Officer (the “Named Executive Officers”).

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Summary Compensation Table
			Annual Compensation				Long-Term Compensation

							Awards				Payouts

Name and Principal Position	Year (1)		Salary	Bonus (3)	Other Annual Compensation		Restricted Share Awards (5)		Securities Underlying Options (#)		LTIP Payouts ($)		All Other Compensation ($) (10)

Anthony A. Nichols, Sr.	2002		$351,000	—	—		—		—		$378,743	(8)	$24,034
Chairman of the Board	2001		$270,000	$256,500	—		—		—		$362,868	(8)	$27,504
	2000		$253,000	$236,429	—		$750,000	(6)	—		—		$24,230

Gerard H. Sweeney	2002		$325,000	$550,000	$14,558	(4)	$809,802		100,000	(7)	$568,111	(9)	$30,911
President and Chief	2001		$325,000	$333,750	$8,834	(4)	—		—		$544,301	(9)	$33,698
Executive Officer	2000		$300,000	$283,714	$5,956	(4)	$1,500,000	(6)	—		—		$28,907

Christopher P. Marr	2002	(2)	$104,183	$115,000	—		$200,000		—		—		$150,000	(11)
Senior Vice President	2001		—	—	—		—		—		—		—
& Chief Financial Officer	2000		—	—	—		—		—		—		—

H. Jeffrey DeVuono	2002		$200,000	$150,000	—		$149,499		—		—		$13,550
Senior Vice President-Leasing	2001		$175,000	$130,000	—		—		—		—		$14,730
	2000		$152,917	$104,000	—		$ 30,000		—		—		$12,659

George D. Sowa	2002		$200,000	$150,000	$3,973	(4)	$149,499		—		—		$13,402
Senior Vice President	2001		$175,000	$130,000	$3,442	(4)	—		—		—		$14,730
	2000		$152,917	$104,000	$2,753	(4)	$30,000		—		—		$13,421

Brad A. Molotsky	2002		$195,000	$150,000	$6,617	(4)	$97,167		—		—		$13,727
General Counsel and Secretary	2001		$190,000	$130,000	$5,736	(4)	—		—		—		$15,600
	2000		$175,000	$110,000	—		$30,000		—		—		$13,679

(1)	Compensation is reportable in the year in which the compensable service was performed even if the compensation was paid in a subsequent year.

(2)	Mr. Marr became an employee of the Company on August 15, 2002.

(3)
Bonus amounts for 2002, which were approved by the Board of Trustees in accordance with the Company’s executive compensation guidelines, were paid as follows: (i) 25% either in Common Shares or a Common Share equivalent in an investment account established under a deferred compensation plan, with each share or share equivalent valued at $19.90 per share (the closing price of a Common Share on February 27, 2003) and (ii) 75%, at the election of the applicable executive officer, in any combination of cash and Common Shares (or a Common Share equivalent under the deferred compensation plan), with each share or share equivalent valued at 85% of the closing price of a Common Share on February 27, 2003. The portion of the Common Shares (or the Common Share equivalents) received as a result of the discounted purchase price is subject to transfer restrictions until December 31, 2004. Bonus amounts for 2001 and 2000 were approved and paid in a manner comparable to the manner described above for 2002 bonus amounts.

(4)	Represents the difference between the price paid for the Common Shares and the market price of such shares on the date of acquisition.

(5)
The holder of restricted shares is entitled to vote the shares and to receive distributions on the shares. Restricted shares awarded in 2002 vest in five equal annual installments, with the first installment having vested on January 1, 2003. All restricted shares vest upon a change of control of the Company. The total number of unvested restricted Common Shares held by each Named Executive Officer at December 31,

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2002 and the value of such unvested restricted Common Shares at December 31, 2002 are shown in the following table:
Name	Total Number of Unvested Restricted Common Shares	Aggregate Value at December 31, 2002

Anthony A. Nichols, Sr.	25,840	$563,570

Gerard H. Sweeney	209,053	$4,559,446

Christopher P. Marr	8,969	$195,614

H. Jeffrey DeVuono	12,854	$280,346

George D. Sowa	12,458	$271,709

Brad A. Molotsky	9,966	$217,358

(6)
As of January 2, 2003: (i) 62.5% of the 1998 restricted share award to Mr. Sweeney had vested, and the remaining 37.5% vests in three equal annual installments commencing on January 2, 2004; (ii) 60.4% of the 2000 restricted share award to Mr. Sweeney had vested, and the balance vests on January 2, 2004; and (iii) 20% of the restricted share award to Mr. Sweeney in 2002 had vested, and the remaining 80% vests in four equal annual installments commencing on January 1, 2004.

(7)	The options are exercisable for Common Shares, and vest in three equal annual installments. The first one-third vested on January 1, 2003.

(8)
In February 2000, the Company loaned Mr. Nichols, Sr. $1.0 million solely to enable him to purchase 64,000 Common Shares. The loan bears interest at the lower of the Company’s cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum. The loan originally had a four-year term and was subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company’s total shareholder return compared to the total shareholder return of a peer group of companies. The loan was also subject to forgiveness in the event of a change of control of the Company. Mr. Nichols may repay the loan at maturity by surrendering Common Shares valued at his initial per share purchase price ($15.625). During 2001, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven, based on the Company’s total shareholder return compared to the total shareholder return of the peer group companies. The replacement employment agreement that Mr. Nichols entered into with the Company, effective December 31, 2001, provided for the forgiveness of the outstanding balance of the loan as of December 31, 2001 ($666,667), together with accrued interest, in equal amounts on April 1, 2002 and April 1, 2003 so long as Mr. Nichols was not in breach of the replacement agreement as of the applicable forgiveness date. Accordingly, as of the date of this Proxy Statement, the loan is no longer outstanding.

(9)
In February 2000, the Company loaned Mr. Sweeney $1.5 million solely to enable him to purchase 96,000 Common Shares. The loan has a four-year term and bears interest at the lower of the Company’s cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum. The loan is subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company’s total shareholder return compared to the total shareholder return of a peer group of companies. The loan is also subject to forgiveness in the event of a change of control of the Company. Mr. Sweeney may repay the loan at maturity by surrendering Common Shares valued at his initial per share purchase price ($15.625). During each of 2001 and 2002, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven in accordance with the terms of the loan, based on the Company’s total shareholder return compared to the total shareholder return of the peer group companies.

(10)	Includes employer matching and profit sharing contributions to the Company’s 401(k) retirement and profit sharing plan and deferred compensation plan.

(11)	Represents a relocation allowance.

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2003 Restricted Share Awards

On February 27, 2003, the Named Executive Officers were awarded an aggregate of 68,785 “restricted” Common Shares. The number of shares awarded to each of the executives was equal to the dollar value specified below divided by the closing price of the Common Shares on February 27, 2003 ($19.90).

Name	Number of Shares	Dollar Value

Gerard H. Sweeney	40,830	$812,517
Christopher P. Marr	10,365	$206,263
Henry J. DeVuono	5,026	$100,017
George D. Sowa	5,026	$100,017
Brad A. Molotsky	7,538	$150,006

The “restricted” Common Shares vest in five equal annual installments commencing on January 1, 2004, based on continued employment with the Company, subject to acceleration of vesting upon a change in control of the Company, death or disability. During the period the “restricted” Common Shares have not vested, the applicable executive is entitled to vote the shares and to receive distributions paid on Common Shares. Vesting of the “restricted” Common Shares is not subject to performance-based conditions.

Stock Options Granted to Executive Officers During Last Fiscal Year

During the year ended December 31, 2002, the Company did not award options or share appreciation rights to any of its employees other than as indicated in the table below.

Name	Number of Common Shares Underlying Options Granted (#)(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)(2)

Gerard H. Sweeney President and Chief Executive Officer	100,000	100%	$19.50	8/22/2005	$251,300

(1)	Options vest ratably over three years, subject to acceleration of vesting under certain circumstances, such as upon a change in control of the Company.

(2)
The grant date present value for the options was determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value for the option grant were as follows: (a) a risk-free interest rate of 2.681% (based on the yield on a U.S. Treasury security with a maturity of five years (the life of the option)); (b) a dividend yield of 8.38%; (c) volatility of the Common Shares of 28.0% (based on the daily Common Share price for one year prior to the option grant); and (d) an option term of five years. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The amount realized from an employee stock option ultimately depends on the market value of the Common Shares on the date of exercise.

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Stock Options Held by Executive Officers at December 31, 2002

The following table sets forth certain information regarding options for the purchase of Common Shares that were exercised by Named Executive Officers during the year ended December 31, 2002 and the unexercised options held by Named Executive Officers at December 31, 2002.

Aggregated Options/SAR Exercises in Last Fiscal Year And Fiscal Year End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR at FY- End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the- Money Options at FY End ($) Exercisable/ Unexercisable

Anthony A. Nichols, Sr. Chairman of the Board	56,773	$259,709	339,480 / 339,478	$0 / $0

Gerard H. Sweeney President and Chief Executive Officer	N/A	N/A	555,912 / 609,244	$457,999 / $231,000

Christopher P. Marr Senior Vice President & Chief Financial Officer	N/A	N/A	0 / 0	$0 / $0

H. Jeffrey DeVuono Senior Vice President-Leasing	N/A	N/A	26,574 / 7,350	$0 / $0

George D. Sowa Senior Vice President	N/A	N/A	16,974 / 5,657	$0 / $0

Brad A. Molotsky General Counsel and Secretary	N/A	N/A	36,974 / 10,657	$0 / $0

(1)
Upon a change of control of the Company, unexercised options held by Messrs. DeVuono, Sowa and Molotsky convert into 3,958, 2,640 and 2,640 Common Shares, respectively. Similarly, 678,958 of the options held by Mr. Nichols, Sr. and 1,018,489 of the options held by Mr. Sweeney convert into 79,208 and 118,812 Common Shares, respectively, upon a change of control. The number of Common Shares issuable upon a change of control is subject to a proportional reduction in the event of any prior option exercise.

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Equity Compensation Plan Information as of December 31, 2002

	(a)	(b)		(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	2,876,521	$26.70	(2)	1,391,436

Equity compensation plans not approved by security holders	—	—		—

Total	2,876,521	$26.70	(2)	1,391,436

(1)	Relates to the Company’s 1997 Long-Term Incentive Plan.

(2)	Weighted-average exercise price of outstanding options; excludes restricted Common Shares.

Employment Agreements

Mr. Sweeney has entered into an employment agreement with the Company. In May 2002, the Board approved an extension of the term of the employment agreement through May 7, 2005. The revised employment agreement provides that if the term of Mr. Sweeney’s employment is not extended upon expiration, the Company will be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The revised employment agreement does not alter the severance benefits to which Mr. Sweeney would be entitled if his employment is terminated by the Company prior to expiration of the term. Mr. Sweeney’s agreement provides for an annual base salary of $325,000. The agreement entitles Mr. Sweeney to a payment equal to three times the sum of his annual salary and bonus: (i) upon termination of his employment without cause, (ii) upon his resignation “for good reason” or (iii) upon his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of the Company’s headquarters or a change in control of the Company would each constitute a resignation “for good reason.”

Effective as of December 31, 2001, Mr. Nichols, Sr.’s then-existing employment agreement was terminated and replaced with a new agreement. The replacement agreement requires Mr. Nichols to provide advice on strategic planning, business development initiatives and special research projects. The agreement has a term that extends through December 31, 2004 and provides for an annual salary equal to $360,996. The aggregate annual salary payable during the term of the replacement agreement represents the total approximate amount that would have been paid to Mr. Nichols in combined salary and bonus during the term of his previous agreement. Under the replacement agreement, the Company: (i) accelerated the vesting restrictions on all restricted Common Shares awarded to Mr. Nichols in 1998 that remained unvested (99,010 shares at December 31, 2001); (ii) provided that all of the restricted Common Shares awarded to Mr. Nichols for 2000 will vest by January 1, 2004 if Mr. Nichols is in compliance with the replacement agreement on the applicable vesting dates; and (iii) agreed that options awarded to Mr. Nichols in 1998 and exercisable for an aggregate of 678,958 Common Shares (at exercise prices ranging from $25.25 to $29.04 per share) would remain outstanding through the original maximum term (January 2, 2008). The

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replacement agreement preserves the feature in Mr. Nichols’ existing options that provides for conversion of the options into 79,208 Common Shares upon a change of control of the Company. In the event of the death or disability of Mr. Nichols, or a change of control of the Company, prior to expiration of the term of the replacement agreement, Mr. Nichols would be entitled to receive a payment equal to $1,053,000.

Severance Agreements

The Company has entered into severance agreements with Messrs. Marr, DeVuono, Sowa and Molotsky. These agreements provide that, if such executive’s employment is terminated (or constructively terminated) within one year following the effective date of a change of control of the Company, such executive will be entitled to salary continuation for a period of one and a half years, from the effective date of such executive’s termination. The Company has entered into similar agreements with nine other officers of the Company.

401(k) Plan

The Company maintains a Section 401(k) and Profit Sharing Plan (the “401(k) Plan”) covering eligible employees. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company reserves the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Deferred Compensation Plan

The Company’s Executive Deferred Compensation Plan (the “EDCP”) provides senior Company executives with the opportunity to defer a portion of their base salary and bonus on a tax-deferred basis. The Company reserves the right to make matching contributions on deferred amounts and to make a discretionary profit sharing contribution on compensation in excess of $200,000. Participants elect the timing and form of distribution. Distributions are in the form of a lump sum or installments and can commence in-service, after a required minimum deferral period, or upon retirement. Participants elect the manner in which their accounts are deemed invested during the deferral period. One of the deemed investment options is a hypothetical investment fund consisting of Common Shares. Because the EDCP is a “nonqualified” deferred compensation plan, the Company is not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the EDCP. The Company is not entitled to a deduction until such amounts are distributed.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Trustees is currently comprised of Charles P. Pizzi, Walter D’Alessio and D. Pike Aloian, none of whom is an executive of the Company. All actions taken by the Committee relating to 2002 compensation were ratified and approved by the entire Board (with interested members abstaining).

Certain Relationships and Related Transactions

Board Designation Rights. As part of the Company’s acquisition of a portfolio of office, industrial and mixed-use properties from LFSRI and its affiliates in 1998, LFSRI obtained a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee (currently Mr. Larson) to be elected to the Board. As part of the Company’s issuance of Series B Preferred Shares to Five Arrows Realty Securities III L.L.C. in 1999, Five Arrows obtained the right to elect a Trustee to the Board. Mr. Aloian has been elected to the Board as the designee of Five Arrows.

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Employee Share Purchase Loans. In 1998, the Board authorized the Company to make loans totaling $5.0 million to enable employees of the Company to purchase Common Shares. In 2001, the Board increased the loan authorization by $2.0 million. The following executive officers participated in the loan program (with the principal balances shown at December 31, 2002): Mr. Sweeney ($1,293,008), Mr. DeVuono ($49,993), Mr. Rimikis ($197,471), Ms. Yamarick ($275,005), Mr. Nichols, Jr. ($199,171), Mr. Sowa ($74,832), Mr. Molotsky ($520,399) and Mr. Harris ($100,005). Proceeds of these loans were used solely to enable these executive officers to purchase Common Shares. The loans have five-year terms, are full recourse and are secured by the Common Shares purchased. Interest accrues on the loans at the lower of the interest rate borne on borrowings under the Company’s revolving credit facility or a rate based on the dividend payments on the Common Shares and is payable quarterly. For the quarter ended December 31, 2002, this rate was 2.92% per annum. The principal of the loans is payable at the earlier of the stated maturity date and 90 days following termination of the applicable executive’s employment with the Company.

Advisory Services. The Company engages various consulting and investment banking firms in the ordinary course of its business to provide it with advice on capital raising, mortgage financings, acquisitions, dispositions and joint ventures. Legg Mason Real Estate Services, Inc., of which Mr. D’Alessio is Chairman and Chief Executive Officer, and Lazard Freres & Co. LLC, of which Mr. Larson is a Managing Director, occasionally provide services to the Company. For the year ended December 31, 2002, the amounts paid by the Company to these two firms were less than $100, in the case of Legg Mason, and $31,388 in the case of Lazard.

Redemption of Units. In 1998, Mr. Axinn, a Trustee, acquired Class A units of limited partnership in Brandywine Operating Partnership, L.P. (the “Operating Partnership”) in exchange for a contribution of a portfolio of properties to the Operating Partnership. The Operating Partnership is obligated to redeem, at the request of Mr. Axinn, each Class A unit for one Common Share or for the cash equivalent, at the option of the Company. As of the date of this Proxy Statement, Mr. Axinn owns 811,984 units. Mr. Axinn redeemed for cash 200,000 units during the second quarter of 2002 in accordance with the terms of the units.

Compensation Committee Report on Executive Compensation

Compensation Philosophy. The Compensation Committee’s compensation policies with respect to the Company’s executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Compensation Committee seeks to set executive compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company’s financial success. In establishing overall compensation for executive officers, the Committee considers the Company’s financial performance and industry position, compensation levels and practices at peer companies, general industry data and the recommendations of third-party consultants. The President and Chief Executive Officer of the Company establishes the base salaries for executives of the Company, other than for himself, and recommends to the Compensation Committee the annual compensation and long-term incentive awards for other Company executives. The Committee exercises judgment and discretion in the information it analyzes and considers.

The Company’s compensation program for executives consists of three principal components:

•	a base salary;

•	a performance-based annual bonus, payable in cash and Common Shares (or Common Share equivalents under the deferred compensation plan); and

•	periodic grants of equity-based compensation, such as restricted shares.

The Compensation Committee believes that this approach links a significant portion of executive compensation to personal performance and to Company performance. In addition, equity-based compensation such as restricted share awards link a significant portion of long-term compensation to share price appreciation realized by all of the Company’s shareholders.

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Annual and Short-Term Compensation. The Compensation Committee adopted guidelines for determining 2002 year-end bonuses for the President and Chief Executive Officer and other senior executives of the Company. The guidelines established target bonus amounts. The target amounts are expressed as a percentage of an executive’s base salary. The 2002 targeted bonus amounts were 125% of base salary, in the case of the President and Chief Executive Officer, and 50% to 75% of base salary for other Company executives. The guidelines provided that the 2002 bonus amounts would be based on a combination of Company performance measures and, in the case of executives other than the President and Chief Executive Officer, divisional performance measures. For the President and Chief Executive Officer, these measures, and their unadjusted weightings, were: (i) the Company’s total shareholder return relative to a peer group of companies (20%); (ii) growth in the Company’s per share funds from operations relative to a targeted level (30%); and (iii) achievement of the Company’s capital recycling objectives (50%). Under the guidelines, for 2002, the Company’s total shareholder return achievement exceeded 200%; the Company’s growth in funds from operations relative to a target was 98.9%; and the Company met its capital recycling objectives. Application of these achievements to the unadjusted weightings for the three measures resulted in a bonus entitlement for the President and Chief Executive Officer equal to 119.67% of his maximum bonus entitlement (125% of base salary), or $486,000. In further recognition of Mr. Sweeney’s contributions to the Company, the Board authorized an additional $64,000 bonus to Mr. Sweeney.

The guidelines provided that a minimum of 25% of the year-end bonus for each executive must be taken in Common Shares (or Common Share equivalents under the Company’s deferred compensation plan). Additionally, executives have the ability to take all or a portion of the balance of the year-end bonus in Common Shares (or Common Share equivalents under the Company’s deferred compensation plan) at a 15% discount to the market price of the Common Shares, with the additional shares acquired by virtue of the discount subject to vesting over a two-year period.

Long-Term Compensation. The Compensation Committee did not authorize any long-term compensation awards to Company executives in 2001. In 2002, the Compensation Committee requested a third party consultant to prepare for the Committee a report evaluating the annual and long-term incentive program for the Company’s President and Chief Executive Officer and other senior executives. The Committee requested the report so that it could assess whether compensation of the Company’s senior executives was at a level commensurate with their peers and structured to align their interests with the interests of shareholders generally. Following its receipt and assessment of this report, the Committee, in July 2002, recommended the award of restricted Common Shares to Company executives, with such shares subject to vesting over five years. Amounts awarded to the Named Executive Officers in 2002 are shown in the Summary Compensation Table. In March 2003, the Committee, taking into account a variety of factors, including its evaluation of a report prepared by a third party consultant, recommended the award of additional restricted Common Shares that would vest over a five-year period. Amounts awarded to Named Executive Officers in 2003 are shown above under the caption “2003 Restricted Share Awards.”

IRS Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction each year for compensation to each of the President and Chief Executive Officer and the four other highest paid executive officers to $1 million. Section 162(m), however, allows a deduction without regard to amount for payments of performance based compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by shareholders. Awards issued under the Company’s Amended and Restated 1997 Long-Term Incentive Plan satisfy the requirements of Section 162(m) if the awards qualify as “performance-based compensation.” Options under this plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as performance-based compensation. However, options exercisable for a total of 1,697,447 Common Shares awarded to Messrs. Nichols, Sr. and Sweeney do not qualify as performance-based compensation because the options were awarded subject to shareholder approval. Similarly, except for an aggregate of 27,360 Common Shares awarded to Messrs. Nichols, Sr. and Sweeney in 2000 (of which 10,640 are currently unvested) the “restricted” Common Shares awarded to the Named Executive Officers do not qualify as performance-based compensation because the restrictions applicable to the shares lapse based solely on continued employment. In addition, the outstanding principal balance of the forgivable loan ($500,000 at December 31, 2002) made by the Company to Mr. Sweeney in February 2000 does not qualify as performance-based compensation. The Company believes that because it qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have a material adverse financial consequence to the Company provided it distributes 100% of its taxable income.

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This report is made by the undersigned members of the Compensation Committee:

Walter D’Alessio
D. Pike Aloian
Charles P. Pizzi

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SECURITIES OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 15, 2003 regarding the beneficial ownership of Common Shares (and Common Shares for which Class A Units of Brandywine Operating Partnership, L.P. (“Operating Partnership”) may be exchanged) by each Trustee, by each Named Executive Officer, by all Trustees and executive officers as a group, and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, to the Company’s knowledge, all of such Common Shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares (2)

Five Arrows Realty Securities III, L.L.C. (3)	4,875,000	12.0%
Cohen & Steers Capital Management, Inc. (4)	3,808,500	10.4%
LF Strategic Realty Investors L.P. (5)	3,482,703	8.9%
Perkins, Wolf, McDonnell & Company (6)	1,880,900	5.1%
Berger Small Cap Value (7)	1,800,000	4.9%
Robert C. Larson (8)	3,482,703	8.9%
D. Pike Aloian (9)	4,878,191	12.0%
Donald E. Axinn (10)	911,984	2.5%
Gerard H. Sweeney (11)	1,278,655	3.5%
Anthony A. Nichols, Sr. (12)	751,503	2.1%
Christopher P. Marr	18,644	*
H. Jeffrey DeVuono (13)	59,432	*
George D. Sowa (14)	44,497	*
Brad A. Molotsky (15)	95,666	*
Walter D’Alessio (16)	4,321	*
Charles P. Pizzi (17)	3,765	*
All Trustees and Executive Officers as a Group (15 persons) (18)	11,774,820	30.3%

_________________

*Less than one percent.

(1)	Unless indicated otherwise, the business address of each person listed is 401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462.

(2)
Assumes that all Class A Units eligible for redemption held by each named person or entity are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of Common Shares assumes that none of the Class A Units eligible for redemption held by other named persons or entities are redeemed for Common Shares.

(3)
Includes (a) 4,375,000 Common Shares issuable upon conversion of 4,375,000 Series B Preferred Shares and (b) 500,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. The business address of Five Arrows Realty Securities III, L.L.C. is 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(4)
Based on Amendment No. 5 to a schedule filed with the Securities and Exchange Commission on February 14, 2003. Includes 3,808,500 Common Shares beneficially owned with a voting power of 3,678,500 Common Shares. Cohen & Steers Capital Management, Inc. has a business address of 757 Third Avenue, New York, New York 10017.

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(5)
Based on Amendment No. 5 to a Schedule 13D filed with the Securities and Exchange Commission on April 25, 2001. Represents (a) 560 Common Shares (the “LFSRI Shares”) directly owned by LF Strategic Realty Investors L.P. (“LFSRI”) and (b) 3,482,143 Common Shares (the “CAPI Shares”) issuable upon redemption of Class A Units that are issuable upon redemption or conversion of Series B Preferred Units held directly by a subsidiary of Commonwealth Atlantic Properties, Inc. (“CAPI”). LFSRI owns 84% of the common stock of CAPI and 100% of the common stock of Commonwealth Atlantic Properties Investors Trust, which in turn owns 16% of the common stock of CAPI. Lazard Frères Real Estate Investors L.L.C. (“LFREI”) is the general partner of LFSRI, and Lazard Frères & Co. LLC (“Lazard”) is the managing member of LFREI. As a result of such relationships LFREI and Lazard may be deemed to indirectly beneficially own the LFSRI Shares and LFSRI, LFREI and Lazard may be deemed to indirectly beneficially own the CAPI Shares. LFSRI disclaims ownership of the CAPI Shares and LFREI and Lazard disclaim beneficial ownership of the LFSRI Shares and the CAPI Shares. Each of LFSRI, LFREI and Lazard has a business address at 30 Rockefeller Plaza, New York, New York 10020. CAPI and its subsidiaries have a business address c/o LFREI at 30 Rockefeller Plaza, New York, New York 10020.

(6)
Based on Amendment No. 1 to a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2003. Represents 1,880,900 Common Shares for which Perkins Wolf McDonnell & Company (“Perkins Wolf”) has voting power, including 1,800,000 Common Shares owned by Berger Small Cap Value Fund for which Perkins Wolf is the sub investment advisor delegated with investment and voting authority. Perkins Wolf has a business address of 53 W. Jackson Boulevard, Suite 722, Chicago, Illinois 60604.

(7)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Berger Small Cap Value Fund (“Berger”) is a portfolio series established under the Berger Omni Investment Trust, an open-ended management investment company registered under the Investment Company Act of 1940. Perkins Wolf McDonnell & Company is the sub investment advisor delegated with investment and voting authority for the 1,800,000 Common Shares. Berger has a business address of 210 University Boulevard, Suite 800, Denver, Colorado 80206.

(8)
Mr. Larson is a Managing Director of Lazard and Chairman and Managing Principal of LFREI and may be deemed to indirectly beneficially own all of the Common Shares which Lazard and LFREI indirectly beneficially own. See footnote 5. Mr. Larson disclaims beneficial ownership of all such Common Shares except to the extent of any pecuniary interest he may possess by virtue of his positions with Lazard and LFREI. Mr. Larson has a business address at 30 Rockefeller Plaza, New York, New York 10020.

(9)
Mr. Aloian, among others, is a Manager of Five Arrows Realty Securities III, L.L.C., which owns all 4,375,000 outstanding Series B Preferred Shares and 500,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. See footnote 3. Mr. Aloian disclaims beneficial ownership of the Series B Preferred Shares and Common Sharers issuable upon exercise of warrants. Mr. Aloian has a business address at 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(10)
Includes (a) 100,000 Common Shares issuable upon the exercise of options that are currently exercisable, and (b) 811,984 Common Shares issuable upon redemption of Class A Units. Mr. Axinn has a business address at 131 Jericho Turnpike, Jericho, NY 11743.

(11)	Includes (a) 562,099 Common Shares and (b) 716,556 Common Shares issuable upon the exercise of options that are currently exercisable or that become exercisable within 60 days of March 15, 2003.

(12)	Includes (a) 327,153 Common Shares and (b) 424,350 Common Shares issuable upon exercise of options that are currently exercisable or that become exercisable within 60 days of March 15, 2003.

(13)	Includes (a) 28,336 Common Shares and (b) 31,096 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2003.

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(14)	Includes (a) 27,523 Common Shares and (b) 16,974 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2003.

(15)	Includes (a) 53,692 Common Shares and (b) 41,974 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2003.

(16)	Mr. D’Alessio has a business address at 1735 Market Street, Philadelphia, Pennsylvania 19103.

(17)	Mr. Pizzi has a business address at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

(18)	Includes the LFSRI Shares and CAPI Shares shown in footnote 4 above and 4,875,000 Common Shares beneficially owned by Five Arrows Realty Securities III, L.L.C.

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SHARE PERFORMANCE GRAPH

The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on the Common Shares with the cumulative total shareholder return of (i) a broad equity index and (ii) a published industry or peer group index. The following chart compares the cumulative total shareholder return for the Common Shares with the cumulative shareholder return of companies on (i) the S&P 500 Index and (ii) the NAREIT ALL-REIT Total Return Index as provided by NAREIT for the period beginning December 31, 1997 and ending December 31, 2002.

The Company, S&P 500 Index and NAREIT All-REIT Index

Company / Index	Dec. 1997	Dec. 1998	Dec. 1999	Dec. 2000	Dec. 2001	Dec. 2002

BRANDYWINE REALTY TRUST	100	76.57	76.83	105.33	116.48	130.48
S&P 500 INDEX	100	128.58	155.63	141.46	124.65	97.10
NAREIT INDEX	100	81.18	75.92	95.58	110.39	116.15

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2002, and discussed them with management and the independent public accountants, including the following aspects of the financial statements: (i) their quality, not just the acceptability of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from the Company’s independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent public accountants the independent public accountants’ independence from the Company and its management. In addition, the Audit Committee has considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining the independent public accountants’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee’s recommendation was approved by the Board of Trustees.

This report is made by the undersigned members of the Audit Committee.

Charles P. Pizzi
Walter D’Alessio
Donald E. Axinn

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OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during the year ended December 31, 2002, its officers, Trustees and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Independent Public Accountants

KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2002. Representatives of KPMG will be present at the Meeting to make any statement they may desire and to respond to questions from shareholders. KPMG has also been engaged to provide audit services to the Company for the quarter ended March 31, 2003. The Audit Committee has not yet determined the independent auditors for the balance of 2003. Arthur Andersen LLP previously served as the Company’s independent auditors. Representatives of Arthur Andersen will not be present at the Meeting.

On May 23, 2002, the Company dismissed Arthur Andersen as its independent public accountants and appointed KPMG as its new independent public auditors. The decision to dismiss Arthur Andersen and to retain KPMG was approved by the Audit Committee.

Arthur Andersen’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 30, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 30, 2002.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated May 30, 2002, stating their agreement with these statements is attached as Exhibit 16 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2002.

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 30, 2002, neither the Company nor anyone acting on behalf of the Company consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Audit Fees

Aggregate fees billed by KPMG for audit services during the year ended December 31, 2002 were $364,000. Aggregate fees billed by Arthur Andersen for audit services during the years ended December 31, 2002 and December 31, 2001 were $159,000 and $242,500, respectively.

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Financial Information Systems Design and Implementation Fees

For the years ended December 31, 2002 and December 31, 2001, the Company did not make any payments to KPMG or Andersen for services relating to financial information systems design and implementation.

All Other Fees

Aggregate fees billed by KPMG for services during the year ended December 31, 2002 (other than as set forth above under “Audit Fees”) were as follows:

Recurring and non-recurring tax services	$241,700
Executive compensation services	$7,350
Other accounting services	—

Aggregate fees billed by Andersen for services during the years ended December 31, 2002 and December 31, 2001 (other than as set forth above under “Audit Fees”) were as follows:

	2002	2001

Recurring and non-recurring tax services	$85,275	$534,725
Executive compensation services	$25,275	$20,575
Other accounting services	—	$25,000

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG and Andersen, as applicable, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee reviews and discusses with the independent auditor the proposed scope of services of the independent auditor for each fiscal year and the proposed fees for such services. Commencing in 2003, for additional services proposed to be performed by the independent auditors during the year, management will seek approval of such services by the Audit Committee.

Other Business

The Company knows of no business which will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of Common Shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Trustees and officers of the Company. In addition, the Company has employed D. F. King & Co., Inc. to solicit proxies for the Meeting. The Company has agreed to pay $4,500, plus out-of-pocket expenses of D. F. King & Co., Inc., for these services.

Shareholder Proposals for the 2004 Annual Meeting of Shareholders

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than December 5, 2003 in order to be included in the proxy statement and form of proxy related to that meeting.

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If a shareholder intends to timely submit a proposal at the 2004 Annual Meeting, which is not required to be included by the Company in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Company with notice of the proposal no later than February 18, 2004. If such shareholder fails to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

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APPENDIX A

AUDIT COMMITTEE CHARTER

BRANDYWINE REALTY TRUST
Purpose

The Audit Committee (the “Committee”) of Brandywine Realty Trust (the “Company”) shall assist the Board of Trustees (the “Board”) of the Company in overseeing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independence and qualifications of the Company’s independent auditors; and (4) the performance of the Company’s internal audit function and independent auditors. The Committee also prepares the report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition and Term

The Committee shall be comprised of at least three trustees, each of whom shall be independent, as such term is defined in the Corporate Governance Principles of the Board. Each Committee member shall be financially literate. The term “financial literacy” shall mean familiarity with the Company’s financial statements, including its balance sheet, income statement and cash flow statement, and general knowledge of key business and financial risks and related controls or control processes. At least one member of the Committee shall have accounting or related financial management expertise, which shall mean a background in finance, accounting or auditing, acquired through past employment experience, professional training, or other comparable experience. Additionally, a trustee may not serve simultaneously on the audit committees of more than three (3) public companies.

The members of the Committee shall be appointed for a one year term by the Board annually upon the recommendation of the Corporate Governance Committee of the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee.

Compensation of Committee Members

Members of the Committee shall not receive any compensation from the Company other than trustees’ fees (including equity-based awards), which may include amounts paid to trustees for service on committees and as chairs of committees of the Board.

Relationship with Independent Auditor

The Committee shall have sole authority to select and replace the Company’s independent auditor, and to approve all audit and non-audit services (to the extent non-audit services are allowed by law) with the independent auditor, as well as all engagement fees and terms with respect thereto. The Committee may consult with Company management regarding the foregoing, but the Committee’s sole authority with respect thereto shall not be delegated. The Committee shall be directly responsible for oversight of the work performed by any public accounting firm (including the resolution of disagreements between any such accounting firm and Company management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such accounting firms shall report directly to the Committee.

Outside Advisors

The Committee shall have the authority, without Board approval, to the extent that it deems appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

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Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less frequently than quarterly. The Committee shall report to the Board at the first board meeting following each such Committee meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

The Company’s independent auditor and internal auditor, if any, shall attend at least two of the Committee’s meetings each year. The Committee may request members of management or others (including the Company’s investment bankers or financial analysts who follow the Company) to attend meetings and to provide pertinent information as necessary. The Committee shall meet with Company management (including the chief financial officer), the internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditors in separate private sessions periodically but not less than two times per year.

Duties and Responsibilities

The duties of the Committee shall include the following:

•
At least annually, obtain and review a report by the Company’s independent auditor describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with such issues; and (4) (to assess the auditor’s independence) all relationships between the auditor and the Company. Based in part on its review of this report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and such evaluation shall include a specific review of the lead partner of the independent auditor. In making its evaluation, the Committee may take into account the opinions of Company management and the Company’s internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with regard to the independent auditor to the full Board.

•
Review and discuss with the independent auditor the proposed scope of services of the independent auditor for each fiscal year, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees, and the reports to be rendered.

•
Review and discuss all reports required by law or regulation to be provided to the Committee by the independent auditor and Company management, including a report from the independent auditor of (1) all critical accounting policies and practices used by the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by the independent auditor with Company management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

•
Review and discuss with Company management and the independent auditor such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

•	Review and discuss with Company management the effect of accounting and regulatory initiatives on the financial statements of the Company.

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•
Review and discuss with Company management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and recommend to the Board whether the audited financial statements shall be included in the Company’s Form 10-K.

•
Review and discuss with Company management earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•
Discuss with Company management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Adopt guidelines for the Company’s hiring of employees of the Company’s independent auditor who were previously engaged on the Company’s account.

•	Make recommendations to the Board as to:

•	Whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor.

•	The advisability of having the independent auditor make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

•	Review and discuss with Company management the appointment and replacement of the senior internal auditing executive.

•	Review and discuss with Company management, the independent auditor and the Company’s internal auditor (or other personnel responsible for the internal audit function):

•	The management recommendation letter on accounting procedures and internal controls prepared by the independent auditor, and any other reports and Company management’s responses concerning such reports;

•	Any material accounting issues identified by management, the Company’s internal auditor, if any, or the independent auditor;

•	Any related party transactions;

•	Other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards, as amended; and

•
Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal auditing controls, or auditing matters, and (2) submission by employees of the Company of concerns regarding questionable accounting or auditing matters, with due concerns for confidentiality and anonymity of the source.

•	Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that could have a material impact on the Company’s financial statements.

•	Make a periodic, but not less than annual, self-assessment of the Committee, including a review of this charter, using assessment tools available through third parties or developed internally.

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The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

Limitation of Audit Committee’s Role

The Audit Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of Company management and the independent auditor.

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VOTE BY INTERNET OR TELEPHONE
Quick & Easy - 24 hours a day, 7 days a week

Brandywine encourages shareholders to take advantage of two cost-effective and convenient alternatives to vote your shares — by Internet or telephone.

Log onto the Internet and type http://www.eproxyvote.com/bdn

•	Have this proxy form ready and follow the simple instructions on the web site.

•	You will be able to elect to access future Annual Meeting proxy materials via the Internet.

On a touch-tone phone, call toll-free 1-877-779-8683 and you will hear these instructions:

•	Enter the last four digits of your social security number; and

•	Enter the control number from the box above (just below the perforation on the proxy card).

•	You will then have two options:

OPTION 1: to vote as the Board of Trustees recommends for all proposals; or

OPTION 2: to vote on each proposal separately.

•	Your vote will be repeated to you and you will be asked to confirm it.

Internet or telephone voting provides the same authorization to vote your shares as if you marked, signed, dated and returned the proxy/voting instruction card. If you vote by Internet or telephone, please do not mail your proxy card.

THANK YOU FOR VOTING.

DETACH HERE

BRANDYWINE REALTY TRUST

Proxy Solicited On Behalf Of The Board of Trustees

P R O X Y	The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Anthony A. Nichols, Sr. and Gerard H. Sweeney, and each of them acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. on May 5, 2003, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.
          This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of the nominees for Trustee listed on the reverse side hereof. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

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BRANDYWINE REALTY TRUST

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8657
EDISON, NJ 08818-8657

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to		1.	Call toll-free
	http://www.eproxyvote.com/bdn			1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed		2.	Enter your Voter Control Number listed
	above and follow the easy steps outlined			above and follow the easy recorded
	on the secured website.			instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

      Please mark votes as in this example.

BRANDYWINE REALTY TRUST

1.	Election of Trustees.
(Please see reverse)
		FOR ALL	WITHHOLD
		NOMINEES	ALL NOMINEES
				Nominees:	01. Walter D’ Alessio, 02. Donald E. Axinn, 03. Robert C. Larson, 04. Anthony A. Nichols, Sr., 05. Charles P. Pizzi, and 06. Gerard H. Sweeney
For, except vote withheld from the following nominee(s):

DISCONTINUE ANNUAL REPORT

Change of Address and/or Comments Mark Here

Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

Signature: _____________________________ Date: ________                         Signature: _____________________________ Date: ________